As filed with the Securities and Exchange Commission on July 7, 2003

Registration No. 333-83830

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED
___________________

ASK JEEVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3334199
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5858 Horton Street, Suite 350
Emeryville, California 94608
(510) 985-7485
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________

A. George (Skip) Battle
Chief Executive Officer
Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California 94608
(510) 985-7400

Copy to:

Brett M. Robertson
Secretary and General Counsel
Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California 94608
(510) 985-7485

and

Karen Dreyfus, Esq.
O’Melveny & Myers LLP
990 Marsh Road
Menlo Park, California 94025-1949
(650) 473-2600

(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________

Approximate date of commencement of proposed sale to the public:

Not applicable.

___________________

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this form, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DE-REGISTRATION OF SHARES
SIGNATURES

DE-REGISTRATION OF SHARES

     On March 6, 2002, we registered on behalf of certain selling stockholders 1,106,195 shares of our common stock, par value $0.001 (the “Shares”), with the Securities and Exchange Commission pursuant to Registration Statement No. 333-83830 (the “Registration Statement”) and filed changes to the related Prospectus under Rule 424(b)(3) on March 27, 2002. The Shares were issued or issuable in connection with our purchase of the entire issued share capital of Carlton & Granada Internet Limited, a corporation organized under the laws of the United Kingdom. We hereby remove from registration all of the Shares originally registered pursuant to the Registration Statement which remain unsold as of the effective date of this Post-Effective Amendment No. 1 to Form S-3.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Ask Jeeves, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 (Registration Statement No. 333-83830) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 7th day of July, 2003.

ASK JEEVES, INC. (registrant)

By:	/s/ A. GEORGE (SKIP) BATTLE

A. George (Skip) Battle
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. GEORGE (SKIP) BATTLE A. George (Skip) Battle	Chief Executive Officer and Director (Principal Executive Officer)	July 7, 2003

/s/ STEVEN J. SORDELLO Steven J. Sordello	Chief Financial Officer (Principal Financial Officer)	July 7, 2003

/s/ SCOTT T. BAUER Scott T. Bauer	Vice President and Corporate Controller (Principal Accounting Officer)	July 7, 2003

* Garrett Gruener	Chairman of the Board and Director	July 7, 2003

* David S. Carlick	Director	July 7, 2003

* Joshua C. Goldman	Director	July 7, 2003

* James D. Kirsner	Director	July 7, 2003

* Geoffrey Y. Yang	Director	July 7, 2003

*By:	/s/	A. GEORGE (SKIP) BATTLE

A. George (Skip) Battle
Attorney-in-Fact